SPECIAL CUSTODY ACCOUNT AGREEMENT
                        ---------------------------------

                                  (Short Sales)

      AGREEMENT, dated as of January 13, 1998, by and among State Street Bank and Trust Company, in its capacity as custodian hereunder (the "Bank"), INVESCO Global Health Sciences Fund (the "Customer") and Bear, Sterns Securities Corp. (the "Broker").

      WHEREAS, Broker is a securities broker-dealer and is a member of several national securities exchanges;

      WHEREAS, Customer is a Registered Investment Company pursuant to the Investment Company Act of 1940 and Rules promulgated thereunder;

      WHEREAS, Customer desires from time to time to sell securities "short" through Broker, such short sales being permitted by Customer's investment policies, and for that purpose has executed Broker's Professional Account Agreement (the "Customer Agreement"), which provides for margin transactions;

      WHEREAS, to facilitate Customer's transactions in short sales of securities, Customer and Broker desire to establish procedures for the compliance by Broker with the provisions of Regulation T of the Board of Governors of the Federal Reserve System and other applicable requirements (the "Margin Rules"); and

      WHEREAS, to assist Broker and Customer in complying with the Margin Rules, Bank is prepared to act as custodian to hold Collateral as defined below.

      NOW, THEREFORE, be it agreed as follows:

1 .   DEFINITIONS
      -----------

      As used herein, the following terms have the following meanings:

      (a) "Adequate Margin" in respect of short sales means such Collateral as is adequate in Broker's reasonable judgment under the Margin Rules and the internal policies of Broker.

      (b) "Advice from Broker" or "Advice" means a written notice sent to Customer and Bank or transmitted by a facsimile sending device, except that the Advice for initial or additional Collateral or with respect to Broker's ability to effect a short sale for Customer may be given orally. With respect to any short sale or Closing
            Transaction,   the  Advice  from   Broker   shall  mean  a  standard
            confirmation in use by Broker and sent or transmitted to Customer and Bank. With respect to substitutions or releases of Collateral, Advice from Broker means a written notice signed by Broker and sent or transmitted to Customer and Bank. An authorized agent of Broker will certify to Customer and Bank the names and signatures of those employees who are authorized to sign Advices from Broker, which certification may be amended from time to time. When used herein, the term "Advice" means the act of sending an Advice from Broker.

      (c)   "Closing   Transaction"   means  a  transaction  in  which  Customer
            purchases securities which have been sold short.

      (d) "Collateral" means cash or U.S. Government securities or other U.S. securities acceptable to Broker.

      (e) "Custody Agreement" means the agreement for general custodial services between Bank and Customer.

      (f) "Insolvency" means that (A) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "Bankruptcy Law") of any competent jurisdiction adjudicating the Customer Insolvent; (B) the Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer, commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the customer under the Bankruptcy Law of any other competent jurisdiction, whether now or hereinafter in affect; or (C) any such petition or application has been filed, or any such proceedings commenced, against the Customer and the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States, as now or hereinafter constituted, or any order, judgment or decree has been entered appointing any such trust, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unseated and in effect for more than 60 days.

      (g) "Instructions from Customer" or "Instructions" means a request, direction or certification in writing signed by Customer and delivered to Bank and Broker or transmitted by a facsimile sending device. An officer of Customer will certify to Bank and Broker the names and signatures of those persons authorized to sign the instructions, which certification may be amended from time to time. When used herein, the term "Instruct" shall mean the act of sending an Instruction from Customer.

      (h) "Receipt of Payment" means receipt by Bank of (1) a certified or official bank check or wire transfer to Bank; (2) a written or telegraphic advice from a registered clearing agency that funds have been or will be credited to the account of Bank, or (3) a transfer of funds from any of Broker's accounts maintained at Bank.

      (i) "Receipt of Securities" means receipt by Bank, of (1) securities in proper form for transfer or (2) a written or telegraphic advice from a registered clearing agency that securities have been credited to the account of Bank of the Special Custody Account.

      (j) "Special Custody Account" shall have the meaning assigned to that term in Section 2 hereof.

2.     SPECIAL CUSTODY ACCOUNT
       -----------------------

      (a) OPENING CUSTODY ACCOUNT. Bank shall open an account on its books entitled "Special Custody Account for Bear, Steams Securities Corp. as Pledgee of INVESCO Global Health Sciences Fund" (the "Special Custody Account"), which shall be a sub-account of Customer's custody account with Bank, and shall hold therein all securities and similar property as shall be received and accepted by it therein pursuant to this Agreement. Customer agrees to instruct Bank in

            Instructions from Customer as to cash and specific securities which Bank is to identify on its books and records as pledged to Broker as Collateral in the Special Custody Account. Customer agrees that the value of such cash and securities shall be at least equal in value to what Broker shall initially and from time to time advise Customer in an Advice from Broker is necessary to constitute Adequate Margin. Such collateral (i) will be held by Bank for Broker as agent of Broker, (ii) may be released only in accordance with the terms of this Agreement and (iii) except as required to be released hereunder to Broker, shall not be made available to Broker or to any other person claiming through Broker, including the creditors of the Broker. In the event Customer wishes to open another Special Custody Account for another series of the Fund pursuant to this Agreement, the title of said account shall be appended hereto as a schedule to this Agreement.

      (b) SECURITY INTEREST. Customer hereby grants a continuing security interest to Broker in the Collateral in the Special Custody Account. To perfect Broker's security Interest, Bank will hold the Collateral in the Special Custody Account, subject to the interest therein of Broker as the pledgee and secured party thereof in accordance with the terms of this Agreement. Such security interest will terminate at such time as Collateral is released as provided herein. Bank shall have no responsibility for the validity or enforceability of such security interest.

      (c) CONFIRMATION. Bank will confirm in writing to Broker and Customer all pledges, releases or substitutions of Collateral and will supply Broker and Customer with a monthly statement of Collateral and transaction in the Special Custody Account for such month. Bank will also advise Broker upon request of the kind and amount of Collateral pledged to Broker.

      (d) EXCESS COLLATERAL. Upon the request of Customer, Broker shall advise Bank and customer of any excess of Collateral in the Special Custody Account. Such excess shall at Customer's request be transferred therefrom upon Advice from Broker.

      (e) ACCOUNTS AND RECORDS. Bank will maintain accounts and records for the Collateral in the Special Custody Account as more fully described in subparagraph 5(a) below. The Collateral shall at all times remain the property of the Customer subject only to the extent of the interest and rights therein of Broker as the pledgee thereof.

3.    ORIGINAL AND VARIATION MARGIN ON SHORT SALES
      --------------------------------------------

      (a) SHORT SALES. From time to time, Customer may place order with Broker for the short sale of securities. Prior to the acceptance of such orders, Broker will advise Customer of Broker's ability to borrow such securities or other properties and acceptance of short sale orders will be contingent upon same.

      (b) OPEN SHORT SALES BALANCE. Broker shall, based on the closing market price on each business day, compute the aggregate net credit or debit balance on Customer's open short sales and advise Customer and/or Customer's designated agent by 11:00 A.M. New York time on the next business day (each a "Determination Day"), of the amount of the net debit or credit, as the case may be. If a net debit balance exists on a Determination Day, Customer will cause an amount equal to such net debit balance to be paid to Broker by the close of business on such Determination Day. If a net credit balance exists on a Determination Day, Broker will pay such credit balance to Customer by the close of business on such Determination Day. As Customer's open short positions are marked-to-market each business day, payments will be made by or to Customer to reflect changes (if any) in the credit or debit balances. Broker will charge interest on any debit balances, and Broker will pay interest on any credit balances. Balances will be appropriately adjusted when short sales are closed out.

4.     PLACING ORDERS
       --------------

       It is understood and agreed that Customer, when placing with Broker any order to sell short for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "short", and when placing with Broker any order to sell long for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "long". Any sell order which Customer shall designate as being for long account as above provided is for securities then owned by Customer and, if such securities are not then deliverable by Broker from any account of Customer, the placing of such order shall constitute a representation by Customer that it is impracticable for Customer than to deliver such securities to Broker but that Customer shall deliver them by the settlement date or as soon as possible thereafter.

5.    RIGHTS AND DUTIES OF THE BANK
      -----------------------------

      (a) GENERALLY. The Bank shall receive and hold in the Special Custody Account, as custodian upon the terms of this Agreement, all Collateral deposited and maintained pursuant to the terms of this Agreement and, except as provided in subparagraph 5(b) below, shall receive and hold all monies and other property paid, distributed or substituted in respect of such Collateral or realized on the sale or other disposition of such Collateral; provided, however, that the Bank shall have no duty to require any money or securities to be delivered to it or to determine that the amount and form of assets delivered to it comply with any applicable requirements. Collateral held in the Special Custody Account shall be released only in accordance with this Agreement or as required by applicable law. The Customer warrants its authority to deposit in such accounts any money securities and other property received by the Bank.

                  The  Bank  may  hold the  securities  in the  Special  Custody
            Account in bearer, nominee, book entry, or other form and in depository or clearing corporation, with or without indicating that the securities are held hereunder; provided, however, that all securities held in the Special Custody Account shall be identified on the Bank's records as subject to this Agreement and shall be in a form that permits transfer without additional authorization or consent of the Customer. The Customer and Broker hereby agree to hold the Bank and its nominees harmless from any liability as holder of record.


      (b) DIVIDENDS AND INTEREST. Any dividends or interest paid with respect to the Collateral held in the Special Custody Account shall be retained therein as additional Collateral.

      (c) REPORTS. The Bank shall, as promptly as practical, provide Broker and the Customer and/or Customer's designated agent with written confirmation of each transfer into and out of the Special Custody Account. The Bank also shall render to Broker and Customer and/or Customers designated agent a monthly statement of the Collateral held in the Special Custody Account. In addition, the Bank will advise Broker and Customer and/or Customers designated agent upon request at any time of the type and amount of Collateral held in such account; provided, however, that the Bank shall have no responsibility for making any determination as to the value of such Collateral.

      (d) LIMITATION OF BANK'S LIABILITY. The Bank's duties and responsibilities are as set forth in this Agreement. The Bank shall act only upon receipt of Advice from Broker regarding release or substitution of Collateral. The Bank shall not be liable or responsible for anything done, or omitted to be done, by it in good faith and in the absence of negligence and may rely and shall be protected in acting upon any notice, instruction or other communication which it reasonably believes to be genuine and authorized. As between the Bank and Broker, Broker shall indemnify and hold the Bank harmless with regard to any losses or liabilities of the Bank (including counsel fees) imposed on or incurred by the Bank arising out of any action or omission of the Bank in accordance with any Advice, notice or Instruction of Broker under this Agreement. In matters concerning or relating to this Agreement, the Bank shall not be responsible for compliance with any status or regulation regarding the establishment or maintenance of margin credit, including but not limited to Regulations T or X of the Board of Governors of the Federal Reserve System, or with any rules or regulations of the Office of the Controller of the Currency (or the Securities and Exchange Commission). The Bank shall not be liable to any party for any acts or omissions of the other parties to this Agreement.

      (e) Bank shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Customer and Bank.

6.     DEFAULT
       -------

       In the event of any failure by Customer to timely comply with any obligation on Customer's part to be performed or observed under this Agreement or the Customer Agreement, including, but not limited to, the obligation to maintain Adequate Margin, or in the event of Customer's Insolvency, Broker has the right to give notice (which notice may be by telegraph, facsimile transmission or hand delivery) to Customer specifying such default and Broker may, after giving such notice to Customer, effect a Closing Transaction or buying of any securities of which Customer's account may be short. In the event of any default as aforesaid, Broker shall also have the right, upon like notice to Customer, to sell any and all Collateral in the Special Custody Account and to give Advice to Bank to deliver such Collateral free of payment to Broker, which Advice shall state that, pursuant to this Agreement, the condition precedent to Brokers right to receive such Collateral free of payment has occurred. The Bank will provide immediate telephone notice to Customer of any receipt by Bank of Advice from Broker to deliver Collateral free of payment, and shall promptly effect delivery of Collateral to Broker. Such sale or purchase may be made according to Broker's judgment and at Broker's discretion, on the principal exchange or other market for such securities, or in the event such principal market is closed, in a manner commercially reasonable for such securities.

7.    LIMITATION OF BROKER LIABILITY
      ------------------------------

      Broker shall not be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker hereunder for Customer's account at Customer's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's own recklessness, willful misconduct or bad faith.

8.    CUSTOMER REPRESENTATION
      -----------------------

      Customer represents and warrants that the Collateral will not be subject to any other liens or encumbrances.

9.    TERMINATION
      -----------

      Any of the parties hereto may terminate this Agreement by notice in writing to the other parties hereto; provided, however, that the status of any short sales, and of Collateral held at the time of such notice to margin such short sales shall be not affected by such termination until the release of such Collateral pursuant to applicable law, regulations or rules of any self regulatory organization to which Broker is subject. In the event of the release of Collateral, the Collateral shall be transferred to a proper custody account of the Customer in the Bank.

10.   NOTICE
      ------

      Written communications hereunder shall be telegraphed, sent to facsimile transmission or hand delivered as required herein, when another method of delivery is not specified, may be mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, addressed:

      (a)   if to Bank, to:

            State Street Bank and Trust Company
            1776 Heritage Drive
            North Quincy, Massachusetts 02171
            Attn.: Christopher Meyers
            Telephone: 617-985-6345
            Telecopy: 617-537-6999

      (b)   if to Customer, to:

            INVESCO Funds Group, Inc.
            7800 E. Union Ave.
            Denver, Colorado 80237
            Attn.: Nancy Timm
            Telephone: 800-525-8085
            Telecopy: 303-930-6377

      (c)   if to Broker, to:

            Bear, Steams Securities Corp.
            245 Park Ave.
            New York, New York 10167
            Attn.: Michael Minikes, Treasurer
            Telephone: 212-272-2089
            Facsimile: 212-272-3099

11.   CONTROLLING LAW
      ---------------

      The construction and enforcement of this Agreement shall be subject to and governed by the laws of the State of New York.

12.   THE AGREEMENT CONTROLS/AMENDMENTS
      ---------------------------------

       Customer and Bank agree that the terms of this Agreement shall supplement and amend the Custody Agreement dated as of January 16, 1992 between the Bank and the Customer with respect to the Special Custody Account, and to the extent inconsistent therewith, the terms of this Agreement shall control. No amendment of this Agreement shall be effective unless in writing and signed by an authorized officer of Broker, Customer and Bank.

       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY

By:     /S/ Charles R. Whittemore Jr.
        -----------------------------

Name:   Charles R. Whittemore Jr.

Title:  Vice President


INVESCO GLOBAL HEALTH SCIENCES FUND

By:     /S/  Dan J. Hesser
        ------------------

Name:   Dan J. Hesser

Title:  President


BEAR, STEARNS SECURITIES CORP .

By:     /S/  Michael Minikes
        --------------------

Name:   Michael Minikes

Title:  Treasurer